Exhibit 99.1

Ventas, Inc.	10350 Ormsby Park Place, Suite 300	Louisville, Kentucky 40223	(502) 357.9000	(502) 357.9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS REPORTS TEN PERCENT RISE IN 2007 NORMALIZED

FFO PER COMMON SHARE TO $2.69

Ventas’s 2007 Investments Totaled Approximately $2.2 Billion

Ventas Expects 2008 Normalized FFO Per Common Share

to Range between $2.75 and $2.82

2008 FIRST QUARTER DIVIDEND INCREASES EIGHT PERCENT

TO $0.5125 PER SHARE

LOUISVILLE, KY (February 13, 2008) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that full year 2007 normalized Funds from Operations (“FFO”) per diluted common share rose ten percent to $2.69, compared to $2.44 last year. Normalized FFO increased 30 percent in 2007 to $330.6 million, compared to $255.2 million in 2006.

Normalized FFO for the fourth quarter of 2007 rose 23 percent to $87.7 million, versus $71.2 million for the fourth quarter of 2006. Normalized FFO per diluted common share in the fourth quarter of 2007 decreased one percent to $0.66, from $0.67 per diluted common share for the comparable 2006 period. FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), in the fourth quarter of 2007 increased nine percent to $0.75, from $0.69 per diluted common share for the comparable 2006 period. Both periods reflect the increase in annual rent from the Company’s tenant Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) that became effective in the third quarter of 2006.

During the fourth quarter and year, the Company benefited from both internal growth and accretive acquisitions, offset by the Company’s increase in outstanding shares and general and administrative costs, which are principally related to Ventas’s acquisition of Sunrise Senior Living Real Estate Investment Trust (“Sunrise REIT”) in 2007.

Weighted average diluted common shares outstanding in the fourth quarter of 2007 increased by 28.0 million shares to 133.7 million shares, from 105.7 million shares for the comparable period in 2006.

Normalized FFO for the three months and year ended December 31, 2007 excludes the net benefit (totaling $12.7 million and $47.1 million, respectively) of gains from merger-related currency transactions, income taxes and a gain on the sale of securities, offset by merger-related costs.

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Ventas Reports Fourth Quarter Results

February 13, 2008

Funds Available for Distribution (“FAD”) for the fourth quarter of 2007 rose 22 percent to $80.4 million, versus $65.9 million for the fourth quarter of 2006. FAD per diluted common share in the fourth quarter of 2007 decreased three percent to $0.60, from $0.62 per diluted common share for the comparable 2006 period. FAD increased 30 percent in 2007 to $306.9 million, compared to $234.8 million in 2006. FAD per diluted common share rose 11 percent in 2007 to $2.49, from $2.25 in 2006. Year-over-year FAD per diluted common share changed primarily due to the Company’s increase in outstanding shares and additional capital expenditures as a result of the Sunrise REIT acquisition and the Company’s growing medical office building (“MOB”) portfolio, partially offset by higher cash rent on leases that provide for straight-lining of rental income.

“As the top performing healthcare REIT in 2007, Ventas had another excellent year, highlighted by the successful completion of our important Sunrise REIT acquisition. We delivered 12 percent total return to shareholders, built a premier diversified portfolio of seniors housing and healthcare assets and continued to strengthen our high performing team,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “Our assets are performing well and our balance sheet and liquidity position are strong, which should provide us with excellent opportunities going forward.

“We started 2008 on an outstanding note, with an investment grade credit rating from Standard & Poor’s. This “BBB-” rating – our second – demonstrates the benefits of our financial discipline and our high quality diversified portfolio,” Cafaro added. “Our investment grade rating should enhance our access to capital and decrease our borrowing costs, both of which should benefit our shareholders.”

BOARD INCREASES QUARTERLY DIVIDEND BY EIGHT PERCENT

Ventas also said that its Board of Directors voted to increase the Company’s first quarter 2008 dividend to $0.5125 per share, an increase of eight percent from the 2007 quarterly dividend of $0.475 per share. The first quarter dividend is payable March 28, 2008 to stockholders of record on March 6, 2008.

“We are pleased to share our cash flow growth with our stockholders by increasing our dividend to an annualized rate of $2.05 per share,” Cafaro stated.

SUNRISE PORTFOLIO

Total Portfolio

The Company’s senior living operating portfolio contains 79 communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). Ventas owns 100 percent of 18 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 61 communities, with Sunrise owning the minority interest in those 61 communities.

Ventas’s partnership share of Net Operating Income after management fees (“NOI”) was $28.9 million for those 79 communities for the three months ended December 31, 2007. Total community NOI was $33.7 million for the same period.

72 Stabilized Communities

For the 72 stabilized Sunrise communities, Ventas’s share of NOI was $28.0 million for the three months ended December 31, 2007. Total community NOI for the stabilized assets was $32.6 million for the same period. Revenues increased two percent versus third quarter results at the stabilized communities.

Average occupancy of 93 percent and strong revenue performance for these 72 stabilized communities during the fourth quarter demonstrate the quality and strength of the Sunrise portfolio and the market for seniors housing.

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Ventas Reports Fourth Quarter Results

February 13, 2008

Seven Communities in Lease-up

Ventas’s Sunrise portfolio also contains seven recently developed communities that are in lease-up, including the Company’s newly acquired Sunrise at Thorne Mills on Steeles senior living community in Vaughan, Ontario (“Steeles”). Ventas’s share of NOI at the development assets was $0.9 million for the three months ended December 31, 2007.

GAAP NET INCOME

Net income available to common stockholders for the quarter ended December 31, 2007 was $29.4 million, or $0.22 per diluted common share, compared with net income for the quarter ended December 31, 2006 of $40.8 million, or $0.39 per diluted common share, after discontinued operations of $1.1 million.

Net income available to common stockholders for the year ended December 31, 2007 was $277.1 million, or $2.25 per diluted common share, after discontinued operations of $135.6 million, compared with net income for the year ended December 31, 2006 of $131.4 million, or $1.25 per diluted common share, after discontinued operations of $5.5 million.

FOURTH QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	Ventas’s 2007 normalized FFO growth per diluted common share of ten percent was the sixth consecutive year of double-digit growth.

•

Ventas was the only REIT in the top five performers of the MSCI US REIT Index for each of the one-, three-, five- and ten-year periods ended December 31, 2007. For the five-year period ended December 31, 2007, Ventas delivered a 39 percent compound annual total shareholder return (“TSR”), making it the third best performing REIT in the MSCI US REIT Index, which had an annualized TSR of 18 percent for the same period.

•	Ventas’s investments for the year totaled approximately $2.2 billion, including the Sunrise REIT acquisition and over $150 million of MOB acquisitions.

•	Ventas’s MOB portfolio now consists of over one million square feet, and the Company has existing partnerships with four quality MOB developer-operators.

•	During 2007, Ventas sold one hospital and 21 skilled nursing facilities to Kindred and received $175.0 million in total cash proceeds, representing a six percent capitalization rate on rent.

•

As previously announced, Ventas prevailed in a preliminary phase of its lawsuit against HCP, Inc. (“HCP”) pending in the United States District Court for the Western District of Kentucky, when the Court denied HCP’s motion to dismiss Ventas’s lawsuit. The litigation arises from the Company’s 2007 acquisition of Sunrise REIT. The parties have commenced the discovery phase of the litigation.

Portfolio and Performance Highlights

•

Ventas acquired an 80 percent interest in Steeles. The Steeles community contains 229 units, with capacity for 256 residents. Residents began moving in during September 2007, and the community is now home to 79 new residents and is approximately 31 percent occupied. It should produce positive NOI by the second half of 2008. The expected unlevered yield on stabilization should approximate 8 percent to 8.5 percent.

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Ventas Reports Fourth Quarter Results

February 13, 2008

•

In January 2008, Ventas purchased one seniors housing community located in Texas for $5.1 million and leased it to an affiliate of Capital Senior Living Corporation. The asset contains 47 units. The lease provides Ventas with an initial cash yield of approximately 7.75 percent and an expected unlevered yield over the life of the lease of approximately 8.6 percent.

•	With these acquisitions and divestiture activity:

•	annualized revenue from Kindred represents approximately 27 percent of the Company’s annualized total revenues;

•	annualized revenue from private-pay, non-government-reimbursed assets represents 69 percent of the Company’s annualized total revenues, computed on the same pro forma basis;

•

annualized revenue from the Company’s operating assets, where rent is paid directly from residents of the Company’s operating seniors housing communities and MOB tenants, constitutes approximately 45 percent of its annualized total revenues, computed on the same pro forma basis;

•	assets leased to Kindred represent approximately 15 percent of the Company’s total real estate assets (measured on a gross book value basis) on its consolidated balance sheet; and

•	annualized revenue for the above computations is determined by excluding the Company’s partner’s share in revenue in the numerator and the denominator.

•

The 203 skilled nursing facilities and hospitals leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing 12-month period ended September 30, 2007 (the latest date available).

•

Supplemental information regarding Ventas’s portfolio of 520 seniors housing and healthcare assets is available on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

Balance Sheet, Financing & Capital Markets

•	Ventas’s equity market capitalization at December 31, 2007 was $6.0 billion, an increase from $4.5 billion at December 31, 2006.

•	In January 2008, Ventas raised $191.9 million through the issuance and sale of 4.5 million shares of its common stock at $42.78 per share, after deducting the underwriter’s discount.

•

Also, in January 2008, Ventas increased to Cdn $105.0 million the borrowing capacity under its Canadian unsecured revolving credit facility (the “Canadian Revolving Credit Facility”), from $90.0 million. Ventas used the additional proceeds to pay off construction debt that was maturing on one of its Canadian Sunrise facilities.

•

In February 2008, Standard & Poor’s upgraded Ventas’s unsecured debt rating to BBB- from BB+, with a stable outlook. Ventas’s unsecured debt is currently rated BBB- (stable) by Fitch, BBB- (stable) by Standard & Poor’s and Ba1 (stable) by Moody’s Investors Service.

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Ventas Reports Fourth Quarter Results

February 13, 2008

•	Liquidity Updates

•

At February 13, 2008, the Company had substantially all of its $600.0 million unsecured U.S. revolving credit facility available and Cdn $14.1 million of undrawn availability under the Canadian Revolving Credit Facility and held $82.4 million in short-term cash investments.

•	The Company’s debt to total capitalization at December 31, 2007 was approximately 36 percent.

Additional News

•

Skilled nursing facilities received a 3.3 percent increase in Medicare reimbursement for fiscal year 2008. Long-term acute care hospitals (“LTACs”) were the subject of favorable legislation passed in December 2007 that, among other things, suspends the 25-percent rule for freestanding LTACs for three years, limits future supply of LTACs and calls for further review of patient certification criteria for LTACs. The Centers for Medicare and Medicaid Services (CMS) recently proposed a three percent net rate increase for freestanding LTACs for fiscal year 2009, which begins July 1, 2008.

•

Julie M. Dreixler, 46, recently joined Ventas as Senior Vice President – Human Resources. Ms. Dreixler most recently was Vice President, Human Resources of Cardinal Health, Inc., and previously held human resources positions at Sara Lee Coffee & Tea, GE Capital, Citibank and Chicago Title and Trust Company.

VENTAS ISSUES 2008 NORMALIZED FFO AND FAD GUIDANCE

Ventas currently expects its 2008 normalized FFO to be between $2.75 and $2.82 per diluted common share and FAD to be between $2.56 and $2.63 per diluted common share. Included within the Company’s 2008 normalized FFO and FAD range is approximately $8 million to $10 million, or $0.06 to $0.07 per diluted share, of non-cash equity compensation.

The Company’s normalized FFO and FAD guidance for all periods assumes that all of the Company’s tenants, borrowers and managers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO and FAD guidance (and related U.S. generally accepted accounting principles (“GAAP”) earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future, unannounced acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) merger-related benefits, costs and expenses that are not capitalized under GAAP, including transitional expenses, amortization of fees related to acquisition financing and costs, gains and losses for foreign currency hedge agreements, and expenses relating to the Company’s lawsuit against HCP, (d) the impact of any expenses related to asset impairment, the write-off of unamortized deferred financing fees, or additional costs, expenses or premiums incurred as a result of early debt retirement, (e) the non-cash effect of income tax benefits, and (f) dilution, if any, resulting from the Company’s convertible notes.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

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Ventas Reports Fourth Quarter Results

February 13, 2008

FOURTH QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on February 14, 2008, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas expects to file its Form 10-K for the year ended December 31, 2007 on or about February 28, 2008.

Ventas, Inc. is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 520 seniors housing and healthcare-related properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 254 seniors housing communities, 197 skilled nursing facilities, 42 hospitals and 27 medical office and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2007 and for the year ending December 31, 2008; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) risks associated with the acquisition of Sunrise Senior Living REIT (“Sunrise REIT”), including the timely delivery of accurate property-level financial results for the Company’s properties and the Company’s ability to timely and fully realize the expected revenues and cost savings therefrom; (q) factors causing volatility in the Company’s revenues generated by the properties acquired in connection with the acquisition of Sunrise REIT, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims; (r) the movement of U.S. and Canadian exchange rates; (s) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s

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Ventas Reports Fourth Quarter Results

February 13, 2008

earnings; (t) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of such liabilities; and (u) the impact of the Sunrise Senior Living, Inc. strategic review process and accounting, legal and regulatory issues. Many of these factors are beyond the control of the Company and its management.

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Ventas Reports Fourth Quarter Results

February 13, 2008

CONSOLIDATED BALANCE SHEETS

As of December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006

(In thousands, except per share amounts)

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006
Assets
Real estate investments:
Land	$572,092	$564,462	$551,463	$359,104	$357,804
Buildings and improvements	5,718,273	5,548,290	5,500,868	3,386,697	3,350,033

	6,290,365	6,112,752	6,052,331	3,745,801	3,707,837

Accumulated depreciation	(816,352)	(765,598)	(718,342)	(692,402)	(659,584)

Net real estate property	5,474,013	5,347,154	5,333,989	3,053,399	3,048,253
Loans receivable, net	19,998	35,556	34,792	35,554	35,647

Net real estate investments	5,494,011	5,382,710	5,368,781	3,088,953	3,083,900
Cash and cash equivalents	28,334	28,573	30,138	—	1,246
Escrow deposits and restricted cash	54,077	89,807	99,058	80,039	80,039
Deferred financing costs, net	22,836	22,280	23,202	17,984	18,415
Notes receivable-related parties	2,092	2,144	2,126	2,484	2,466
Other	115,278	136,106	148,148	96,707	67,734

Total assets	$5,716,628	$5,661,620	$5,671,453	$3,286,167	$3,253,800

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$3,360,499	$3,267,705	$3,284,642	$2,370,418	$2,329,053
Deferred revenue	9,065	9,665	10,219	7,607	8,194
Accrued dividend	—	—	—	—	41,949
Accrued interest	20,790	46,752	21,157	45,696	19,929
Accounts payable and other accrued liabilities	173,576	152,753	140,493	122,155	114,012
Deferred income taxes	297,590	313,987	309,215	30,394	30,394

Total liabilities	3,861,520	3,790,862	3,765,726	2,576,270	2,543,531

Minority interest	31,454	26,781	26,622	983	393

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 133,651, 133,451, 133,366, 106,314 and 106,137 shares issued at December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006, respectively	33,416	33,371	33,350	26,587	26,545
Capital in excess of par value	1,821,294	1,817,809	1,814,637	771,004	766,470
Accumulated other comprehensive income	17,416	6,652	9,482	914	1,037
Retained earnings (deficit)	(47,846)	(13,761)	21,636	(89,591)	(84,176)
Treasury stock, 14, 3, 0, 0 and 0 shares at December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006, respectively	(626)	(94)	—	—	—

Total stockholders’ equity	1,823,654	1,843,977	1,879,105	708,914	709,876

Total liabilities and stockholders’ equity	$5,716,628	$5,661,620	$5,671,453	$3,286,167	$3,253,800

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Ventas Reports Fourth Quarter Results

February 13, 2008

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Years Ended December 31, 2007 and 2006

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Rental income	$124,611	$113,408	$483,985	$405,952
Resident fees and services	106,888	—	282,226	—
Interest income from loans receivable	471	2,641	2,586	7,014
Interest and other income	583	1,888	2,994	2,886

Total revenues	232,553	117,937	771,791	415,852
Expenses:
Interest	55,447	38,582	204,218	136,544
Depreciation and amortization	72,545	31,792	234,061	117,172
Property-level operating expenses	75,395	1,168	198,125	3,171
General, administrative and professional fees (including non-cash stock-based compensation expense of $1,891 and $810 for the three months ended 2007 and 2006, respectively, and $7,493 and $3,046 for the year ended 2007 and 2006, respectively)	11,506	6,679	36,425	26,136
Foreign currency gain	(35)	—	(24,280)	—
Merger-related expenses	652	—	2,979	—
Rent reset costs	—	—	—	7,361
Reversal of contingent liability	—	—	—	(1,769)
(Gain) loss on extinguishment of debt	—	—	(88)	1,273

Total expenses	215,510	78,221	651,440	289,888

Income before income taxes, minority interest and discontinued operations	17,043	39,716	120,351	125,964
Income tax benefit	12,968	—	28,042	—

Income before minority interest and discontinued operations	30,011	39,716	148,393	125,964
Minority interest, net of tax	610	—	1,698	—

Income from continuing operations	29,401	39,716	146,695	125,964
Discontinued operations	—	1,081	135,623	5,466

Net income	29,401	40,797	282,318	131,430
Preferred stock dividends and issuance costs	—	—	5,199	—

Net income available to common stockholders	$29,401	$40,797	$277,119	$131,430

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.22	$0.38	$1.15	$1.21
Discontinued operations	—	0.01	1.11	0.05

Net income available to common stockholders	$0.22	$0.39	$2.26	$1.26

Diluted:
Income from continuing operations applicable to common shares	$0.22	$0.38	$1.15	$1.20
Discontinued operations	—	0.01	1.10	0.05

Net income available to common stockholders	$0.22	$0.39	$2.25	$1.25

Weighted average shares used in computing earnings per common share:
Basic	133,300	105,155	122,597	104,206
Diluted	133,685	105,667	123,012	104,731

Dividends declared per common share	$0.475	$0.395	$1.90	$1.58

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Ventas Reports Fourth Quarter Results

February 13, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2007 Quarters				2006 Fourth Quarter
	Fourth	Third	Second	First
Revenues:
Rental income	$124,611	$121,167	$120,057	$118,150	$113,408
Resident fees and services	106,888	103,938	71,400	—	—
Interest income from loans receivable	471	477	815	823	2,641
Interest and other income	583	712	1,450	249	1,888

Total revenues	232,553	226,294	193,722	119,222	117,937

Expenses:
Interest	55,447	54,092	55,148	39,531	38,582
Depreciation and amortization	72,545	70,716	57,994	32,806	31,792
Property-level operating expenses	75,395	71,382	50,407	941	1,168
General, administrative and professional fees (including non-cash stock-based compensation expense of $1,891, $1,768, $1,820, $2,014 and $810, respectively)	11,506	9,315	8,023	7,581	6,679
Foreign currency (gain) loss	(35)	116	(18,575)	(5,786)	—
Merger-related expenses	652	1,535	792	—	—
Gain on extinguishment of debt	—	(88)	—	—	—

Total expenses	215,510	207,068	153,789	75,073	78,221

Income before income taxes, minority interest and discontinued operations	17,043	19,226	39,933	44,149	39,716
Income tax benefit	12,968	9,463	5,611	—	—

Income before minority interest and discontinued operations	30,011	28,689	45,544	44,149	39,716
Minority interest, net of tax	610	675	408	5	—

Income from continuing operations	29,401	28,014	45,136	44,144	39,716
Discontinued operations	—	—	134,661	962	1,081

Net income	29,401	28,014	179,797	45,106	40,797
Preferred stock dividends and issuance costs	—	—	5,199	—	—

Net income available to common stockholders	$29,401	$28,014	$174,598	$45,106	$40,797

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.22	$0.21	$0.34	$0.42	$0.38
Discontinued operations	—	—	1.15	0.01	0.01

Net income available to common stockholders	$0.22	$0.21	$1.49	$0.43	$0.39

Diluted:
Income from continuing operations applicable to common shares	$0.22	$0.21	$0.34	$0.41	$0.38
Discontinued operations	—	—	1.14	0.01	0.01

Net income available to common stockholders	$0.22	$0.21	$1.48	$0.42	$0.39

Shares used in computing earnings per common share:
Basic	133,300	133,205	117,419	106,044	105,155
Diluted	133,685	133,503	117,825	106,775	105,667

Dividends declared per common share	$0.475	$0.475	$0.475	$0.475	$0.395

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Ventas Reports Fourth Quarter Results

February 13, 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2007 and 2006

(In thousands)

	2007	2006
Cash flows from operating activities:
Net income	$282,318	$131,430
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	235,045	119,653
Amortization of deferred revenue and lease intangibles, net	(9,819)	(2,412)
Other amortization expenses	2,456	3,253
Stock-based compensation	7,493	3,046
Straight-lining of rental income	(17,311)	(19,963)
Gain on sale of assets (including amounts in discontinued operations)	(129,478)	—
Net gain on sale of marketable equity securities	(864)	(1,379)
Loss on extinguishment of debt	—	1,273
Reversal of contingent liability	—	(1,769)
Loss on bridge financing	2,550	—
Income tax benefit	(28,042)	—
Other	222	488
Changes in operating assets and liabilities:
Decrease (increase) in other assets	45,712	(41,684)
(Decrease) increase in accrued interest	(4,906)	5,511
Increase in other liabilities	14,434	41,420

Net cash provided by operating activities	399,810	238,867
Cash flows from investing activities:
Net investment in real estate property	(1,348,354)	(490,311)
Investment in loans receivable	—	(191,068)
Proceeds from real estate disposals	157,400	—
Proceeds from sale of securities	7,773	—
Proceeds from loans receivable	15,803	195,411
Capital expenditures	(6,372)	(368)
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	—	9,902
Other	374	(5,540)

Net cash used in investing activities	(1,173,376)	(481,974)
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	92,300	57,000
Net change in borrowings under secured revolving credit facility	—	(89,200)
Net change in borrowings under Canadian credit facility	84,286	—
Issuance of bridge financing	1,230,000	—
Repayment of bridge financing	(1,230,000)	—
Proceeds from debt	53,832	449,005
Repayment of debt	(184,613)	(16,084)
Debt and preferred stock issuance costs	(4,300)	—
Payment of deferred financing costs	(7,856)	(4,876)
Issuance of common stock	1,047,318	831
Cash distribution to preferred stockholders	(3,449)	—
Cash distribution to common stockholders	(282,739)	(160,598)
Other	10,870	6,634

Net cash provided by financing activities	805,649	242,712

Net increase (decrease) in cash and cash equivalents	32,083	(395)
Effect of foreign currency translation on cash and cash equivalents	(4,995)	—
Cash and cash equivalents at beginning of period	1,246	1,641

Cash and cash equivalents at end of period	$28,334	$1,246

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Ventas Reports Fourth Quarter Results

February 13, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2007 Quarters				2006 Fourth Quarter
	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$29,401	$28,014	$179,797	$45,106	$40,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	72,544	70,716	58,352	33,433	32,421
Amortization of deferred revenue and lease intangibles, net	(3,190)	(3,027)	(2,998)	(604)	(603)
Other amortization expenses	475	322	549	1,110	933
Stock-based compensation	1,891	1,768	1,820	2,014	768
Straight-lining of rental income	(4,379)	(4,326)	(4,337)	(4,269)	(5,228)
Gain on sale of assets (including amounts in discontinued operations)	—	—	(129,478)	—	—
Net gain on sale of marketable equity securities	—	—	(864)	—	(1,379)
Loss on bridge financing	—	—	2,550	—	—
Income tax benefit	(12,968)	(9,463)	(5,611)	—	—
Realized gain on foreign currency hedge	—	—	5,786	—	—
Unrealized gain on foreign currency hedge	—	—	—	(5,786)	—
Other	(264)	463	(11)	34	(276)
Changes in operating assets and liabilities:
Decrease (increase) in other assets	29,386	25,972	6,931	(16,577)	(22,863)
(Decrease) increase in accrued interest	(27,534)	25,125	(28,245)	25,748	(15,531)
(Decrease) increase in other liabilities	(33,525)	46,570	(6,542)	7,931	31,445

Net cash provided by operating activities	51,837	182,134	77,699	88,140	60,484
Cash flows from investing activities:
Net investment in real estate property	(54,604)	(72,835)	(1,190,564)	(30,351)	(426,278)
Investment in loans receivable	—	—	—	—	(34,219)
Proceeds from real estate disposals	—	—	157,400	—	—
Proceeds from sale of securities	—	—	2,701	5,072	—
Proceeds from loans receivable	(525)	643	15,575	110	191,167
Capital expenditures	(2,928)	(2,242)	(1,166)	(36)	(89)
Other	52	(18)	358	(18)	52

Net cash used in investing activities	(58,005)	(74,452)	(1,015,696)	(25,223)	(269,367)
Cash flows from financing activities:
Net change in borrowings under unsecured revolving credit facility	45,900	(109,800)	4,700	151,500	(15,300)
Net change in borrowings under Canadian credit facility	127	84,159	—	—	—
Issuance of bridge financing	—	—	1,230,000	—	—
Repayment of bridge financing	—	—	(1,230,000)	—	—
Proceeds from debt	44,422	1,095	8,315	—	225,400
Repayment of debt	(40,838)	(12,059)	(14,446)	(117,270)	(3,087)
Debt and preferred stock issuance costs	—	—	(4,300)	—	—
Payment of deferred financing costs	(2,322)	(131)	(4,991)	(412)	(1,122)
Issuance of common stock	1,589	(250)	1,045,979	—	—
Cash distributions to preferred stockholders	—	—	(3,449)	—	—
Cash distributions to common stockholders	(63,486)	(63,411)	(63,371)	(92,471)	—
Other	11,165	2,099	3,116	(5,510)	2,303

Net cash (used in) provided by financing activities	(3,443)	(98,298)	971,553	(64,163)	208,194

Net (decrease) increase in cash and cash equivalents	(9,611)	9,384	33,556	(1,246)	(689)
Effect of foreign currency translation on cash and cash equivalents	9,372	(10,949)	(3,418)	—	—
Cash and cash equivalents at beginning of period	28,573	30,138	—	1,246	1,935

Cash and cash equivalents at end of period	$28,334	$28,573	$30,138	$—	$1,246

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Ventas Reports Fourth Quarter Results

February 13, 2008

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2007 Quarters				2006 Fourth Quarter
	Fourth	Third	Second	First
Net income available to common stockholders	$29,401	$28,014	$174,598	$45,106	$40,797
Adjustments:
Depreciation and amortization on real estate assets	72,367	70,549	57,827	32,209	31,172
Depreciation on real estate assets related to minority interest	(1,391)	(1,420)	(938)	—	—
Discontinued operations:
Gain on sale of real estate assets	—	—	(129,478)	—	—
Depreciation and amortization on real estate assets	—	—	203	609	612

FFO	100,377	97,143	102,212	77,924	72,581
Gain on foreign currency hedge	—	—	(18,528)	(5,786)	—
Preferred stock issuance costs	—	—	1,750	—	—
Bridge loan fee	—	—	2,550	—	—
Merger-related expenses	652	1,535	792	—	—
Gain on sale of securities	—	—	(864)	—	(1,379)
Income tax benefit	(13,342)	(9,897)	(5,856)	—	—
Gain on extinguishment of debt	—	(88)	—	—	—

Normalized FFO	87,687	88,693	82,056	72,138	71,202

Straight-lining of rental income	(4,379)	(4,326)	(4,337)	(4,269)	(5,228)
Capital expenditures	(2,927)	(2,243)	(1,166)	(36)	(89)

FAD	$80,381	$82,124	$76,553	$67,833	$65,885

Per diluted share:
Net income available to common stockholders	$0.22	$0.21	$1.48	$0.42	$0.39
Adjustments:
Depreciation and amortization on real estate assets	0.54	0.53	0.49	0.31	0.30
Depreciation on real estate assets related to minority interest	(0.01)	(0.01)	(0.01)	—	—
Discontinued operations:
Gain on sale of real estate assets	—	—	(1.10)	—	—
Depreciation and amortization on real estate assets	—	—	—	0.01	0.01

FFO	0.75	0.73	0.87	0.73	0.69
Gain on foreign currency hedge	—	—	(0.16)	(0.05)	—
Preferred stock issuance costs	—	—	0.01	—	—
Bridge loan fee	—	—	0.02	—	—
Merger-related expenses	0.00	0.01	0.01	—	—
Gain on sale of securities	—	—	(0.01)	—	(0.01)
Income tax benefit	(0.10)	(0.07)	(0.05)	—	—
Gain on extinguishment of debt	—	—	—	—	—

Normalized FFO	0.66	0.66	0.70	0.68	0.67

Straight-lining of rental income	(0.03)	(0.03)	(0.04)	(0.04)	(0.05)
Capital expenditures	(0.02)	(0.02)	(0.01)	(0.00)	(0.00)

FAD	$0.60	$0.62	$0.65	$0.64	$0.62

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Ventas Reports Fourth Quarter Results

February 13, 2008

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

Normalized FFO and FAD Guidance for the Year Ending December 31, 2008

The following table illustrates the Company’s normalized FFO and FAD guidance per diluted common share for the year ending December 31, 2008:

	GUIDANCE For the Year Ending December 31, 2008
Net income available to common stockholders	$1.36	—	$1.43
Depreciation and amortization on real estate assets and depreciation related to minority interest	1.70	—	1.70

FFO	3.06	—	3.13
Income tax benefit, gain/loss on foreign currency, and merger-related expenses, net	(0.31)	—	(0.31)

Normalized FFO	2.75	—	2.82

Straight-lining of rental income and capital expenditures	(0.19)	—	(0.19)

FAD	$2.56	—	$2.63

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Ventas Reports Fourth Quarter Results

February 13, 2008

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the year ended December 31, 2007, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the twelve months ended December 31, 2007	$267,832
Add back:
Pro forma interest (including discontinued operations)	228,248
Pro forma depreciation and amortization (including discontinued operations)	291,604
Stock-based compensation	7,493
Gain on extinguishment of debt	(88)
Pro forma income tax benefit	(54,592)
Pro forma minority interest	2,374
Net gain on real estate disposals	(129,478)
Other taxes	1,489

Pro forma EBITDA	$614,882

As of December 31, 2007:
Debt	$3,360,499
Cash	(37,155)

Net debt	$3,323,344

Net debt to pro forma EBITDA	5.4	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Fourth Quarter Results

February 13, 2008

Scheduled Maturities of Borrowing Arrangements

The Company’s indebtedness has the following maturities (in thousands):

As of December 31, 2007
2008	$193,101
2009	605,762
2010	282,138
2011	303,191
2012	527,221
Thereafter	1,436,263

Total maturities	3,347,676
Unamortized fair value adjustment	19,669
Unamortized discounts	(6,846)

Senior notes payable and other debt	$3,360,499

Sunrise’s pro rata share of total maturities is approximately $157.1 million.

- MORE -

Ventas Reports Fourth Quarter Results

February 13, 2008

Non-GAAP Financial Measures Reconciliation (In thousands, except per share amounts)

	For the Year Ended December 31,
	2007	2006
Net income available to common stockholders	$277,119	$131,430
Adjustments:
Depreciation and amortization on real estate assets	232,952	115,788
Depreciation on real estate assets related to minority interest	(3,749)	—
Discontinued operations:
Gain on sale of real estate assets	(129,478)	—
Depreciation and amortization on real estate assets	812	2,450

FFO	377,656	249,668
Gain on foreign currency hedge	(24,314)	—
Preferred stock issuance costs	1,750	—
Bridge loan fee	2,550	—
Merger-related expenses	2,979	—
Gain on sale of securities	(864)	(1,379)
Income tax benefit	(29,095)	—
Rent reset costs	—	7,361
Reversal of contingent liability	—	(1,769)
(Gain) loss on extinguishment of debt	(88)	1,273

Normalized FFO	330,574	255,154
Straight-lining of rental income	(17,311)	(19,963)
Capital expenditures	(6,372)	(368)

FAD	$306,891	$234,823

Per diluted share:
Net income available to common stockholders	$2.25	$1.25
Adjustments:
Depreciation and amortization on real estate assets	1.89	1.11
Depreciation on real estate assets related to minority interest	(0.03)	—
Discontinued operations:
Gain on sale of real estate assets	(1.05)	—
Depreciation and amortization on real estate assets	0.01	0.02

FFO	3.07	2.38
Gain on foreign currency hedge	(0.20)	—
Preferred stock issuance costs	0.01	—
Bridge loan fee	0.02	—
Merger-related expenses	0.02	—
Gain on sale of securities	(0.01)	(0.01)
Income tax benefit	(0.24)	—
Rent reset costs	—	0.07
Reversal of contingent liability	—	(0.02)
Loss on extinguishment of debt	—	0.01

Normalized FFO	2.69	2.44
Straight-lining of rental income	(0.14)	(0.19)
Capital expenditures	(0.05)	—

FAD	$2.49	$2.25

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